INVESTMENT ADVISORY AGREEMENT

     AGREEMENT,  made as of this  2nd day of  October,  2000,  between  VANGUARD
WINDSOR FUNDS, a Delaware business trust (the "Company"), and Sanford C. Bernstein & Co., LLC, a Delaware Limited Liability Company (the "Adviser").

     WHEREAS, the Fund is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Company offers a series of shares known as Vanguard Windsor Fund (the "Fund"); and

     WHEREAS, the Company desires to retain the Adviser to render investment advisory services to certain assets of the Fund which the Board of Trustees of the Company determines to assign to the Advisor (referred to in this agreement as the "Bernstein Portfolio"), and the Adviser is willing to render such services;

     NOW, THEREFORE, this Agreement

                               W I T N E S S E T H

that in consideration of the premises and mutual promises hereinafter set forth, the parties hereto agree as follows:

     1. APPOINTMENT OF ADVISER. The Company hereby employs the Adviser as investment adviser, on the terms and conditions set forth herein, for the assets of the Fund that the Board of Trustees determines to assign to the Adviser. The Board of Trustees may, from time to time, make additions to, and withdrawals from, the assets of the Fund assigned to the Adviser. The Adviser accepts such employment and agrees to render the services herein set forth, for the compensation herein provided.

     2. DUTIES OF ADVISER. The Company employs the Adviser to manage the investment and reinvestment of the assets of the Bernstein Portfolio; to continuously review, supervise and administer an investment program for such assets of the Fund; to determine in its discretion the securities to be purchased or sold and the portion of such assets to be held uninvested; to provide the Fund with records concerning the activities of the Adviser that the Fund is required to maintain; and to render regular reports to the Fund's officers and Board of Trustees concerning the discharge of the foregoing responsibilities. The Adviser will discharge the foregoing responsibilities subject to the control of the officers and the Board of Trustees of the Fund, and in compliance with the objectives, policies and limitations set forth in the Fund's prospectus, any additional operating policies or procedures that the Fund communicates to the Adviser in writing, and applicable laws and regulations. The Adviser agrees to provide, at its own expense, the office space, furnishings and equipment, and the personnel required by it to perform the services on the terms and for the compensation provided herein.

     2.1 DELEGATION OF RESPONSIBILITIES. The Adviser may delegate its investment advisory and other responsibilities and duties hereunder to Alliance Capital Management, subject to the Adviser retaining overall responsibility for such powers and functions and any and all obligations and liabilities in connection therewith.

     3. SECURITIES TRANSACTIONS. The Adviser is authorized to select the brokers or dealers that will execute purchases and sales of securities for the Bernstein Portfolio, and is directed to use its best efforts to obtain the best available price and most favorable execution for such transactions, except as otherwise permitted by the Board of Trustees of the Fund pursuant to written policies and procedures provided to the Adviser. The Adviser will promptly communicate to the Fund's officers and Board of Trustees such information relating to portfolio transactions as they may reasonably request.

     4. Compensation of Adviser. For services to be rendered by the Adviser as provided in this Agreement, the Fund will pay to the Adviser, at the end of each of the Fund's fiscal quarters, a Basic Fee calculated by applying a quarterly rate, based on the following annual percentage rates, to the average month-end net assets of the Bernstein Portfolio for the quarter:

        .15% on the first $1 billion of net assets;
        .14% on the next $2 billion of net assets;
        .12% on the next $2 billion of net assets;
        .10% on net assets in excess of $5 billion.

     The Basic Fee, as provided above, will be increased or decreased by applying a Performance Fee Adjustment (the "Adjustment") based on the investment performance of the Bernstein Portfolio relative to the investment performance of the Russell 1000 Value Index (the "Index"). The investment performance of the Bernstein Portfolio will be based on its cumulative return over a trailing 36-month period ending with the applicable quarter, compared with the cumulative total return of the Index for the same time period. The Adjustment applies as follows:

CUMULATIVE 36-MONTH PERFORMANCE OF THE    PERFORMANCE FEE ADJUSTMENT AS A
    FUND PORTFOLIO VS. INDEX                 PERCENTAGE OF BASIC FEE*
    ------------------------                 ------------------------
Trails by -9% or more                     -0.50 x Basic Fee
Trails by less than -9% up to and
  including 0%                            Linear decrease from 0 to -0.50
Exceeds by more than 0% but less
  than 9%                                 Linear increase from 0 to 0.50
Exceeds by 9% or more                     +0.50 x Basic Fee
---------------------------
     * For purposes of the Adjustment calculation, the Basic Fee is calculated by applying the above rate schedule against the average net assets of the Bernstein Portfolio over the same period for which the performance is measured. Linear application of the adjustment provides for an infinite number of results within the stated range.

     4.1. Transition Rule for Calculating Adviser's Compensation. The Index will not be fully operable as the sole performance index used to determine the Adviser's Adjustment until August 1, 2002. Until that date, the following transition rules will apply:

     (a) JUNE 1, 2000 THROUGH JULY 31, 2002. Beginning June 1, 2000, the Adjustment will take effect on a progressive basis, with regard to the number of months elapsed between August 1, 1999, and the quarter for which the Adviser's fee is computed. During this period, the Adjustment that has been determined will be multiplied by a fraction, which will equal the number of months elapsed since August 1, 1999, divided by 36.

     (b) ON AND AFTER AUGUST 1, 2002. The Adjustment will be fully operable at this time.

     4.2. OTHER SPECIAL RULES RELATING TO ADVISER'S COMPENSATION. The following special rules will also apply to the Adviser's compensation:

     (a) BERNSTEIN PORTFOLIO PERFORMANCE. The investment performance of the Bernstein Portfolio for any period, expressed as a percentage of the "Bernstein Portfolio unit value" at the beginning of the period, will be the sum of: (i) the change in the Bernstein Portfolio's unit value during the period; (ii) the unit value of the Fund's cash distributions from the Bernstein Portfolio's net investment income and realized net capital gains (whether short or long term) having an ex-dividend date occurring within the period; (iii) the unit value of capital gains taxes paid or accrued during such period by the Fund for undistributed long-term capital gains realized by the Bernstein Portfolio. For this purpose, the unit value of distributions per share of realized capital gains, of dividends per share paid from investment income, and of capital gains taxes per share paid or payable on undistributed realized long-term capital gains shall be treated as reinvested in the Bernstein Portfolio at the unit value in effect at the close of business on the record date for the payment of such distributions and dividends and the date on which provision is made for such taxes, after giving effect to such distributions, dividends and taxes.

     (b) "BERNSTEIN PORTFOLIO UNIT VALUE". The "Bernstein Portfolio unit value" will be determined by dividing the total net assets of the Bernstein Portfolio by a given number of units. Initially, the number of units in the Bernstein Portfolio will equal the total Fund shares outstanding on August 1, 1999. Subsequently, as assets are added to or withdrawn from the Bernstein Portfolio, the number of units of the Bernstein Portfolio will be adjusted based on the unit value of the Bernstein Portfolio on the day such changes are executed. Any cash buffer maintained by the Fund outside of the Bernstein Portfolio shall neither be included in the total net assets of the Bernstein Portfolio nor included in the computation of the Bernstein Portfolio Unit Value.

     (c) INDEX PERFORMANCE. The investment record of the Index for any period, expressed as a percentage of the Index level at the beginning of such period, will be the sum of (i) the change in the level of the Index during such period, and (ii) the value, computed consistently with the Index, of cash distributions made by companies whose securities make up the Index accumulated to the end of such period. For this purpose, cash distributions on the securities that make up the Index will be treated as reinvested in the Index, at least as frequently as the end of each calendar quarter following the payment of the dividend. The calculation will be gross of applicable costs and expenses.

     (d) EFFECT OF TERMINATION. In the event of termination of this Agreement, the fees provided in this Agreement will be computed on the basis of the period ending on the last business day on which this Agreement is in effect, subject to a pro rata adjustment based on the number of days elapsed in the current fiscal quarter as a percentage of the total number of days in such quarter.

     5. REPORTS. The Company and the Adviser agree to furnish to each other current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request, including information about changes in partners of the Adviser.

     6. COMPLIANCE. The Adviser agrees to comply with all policies, procedures, or reporting requirements that the Fund's Board of Trustees reasonably adopts and communicates to the Adviser in writing, including any such policies, procedures, or reporting requirements relating to soft dollar or directed brokerage arrangements.

     7. STATUS OF ADVISER. The services of the Adviser to the Fund are not to be deemed exclusive, and the Adviser will be free to render similar services to others so long as its services to the Fund are not impaired thereby. The Adviser will be deemed to be an independent contractor and will, unless otherwise expressly provided or authorized, have no authority to act for or represent the Company or the Fund in any way or otherwise be deemed an agent of the Company or the Fund.

     8. LIABILITY OF ADVISER. No provision of this Agreement will be deemed to protect the Adviser against any liability to the Company, the Fund, or its shareholders, to which it might otherwise be subject by reason of any willful misfeasance, bad faith, or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

     9. DURATION AND TERMINATION. This Agreement will become effective on October 2, 2000, and will continue in effect thereafter, only so long as such continuance is approved at least annually by votes of the Fund's Board of Trustees who are not parties to such Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. In addition, the question of continuance of the Agreement may be presented to the shareholders of the Fund; in such event, a continuance will be effected only if approved by the affirmative vote of a majority of the outstanding voting securities of the Fund.

     However this Agreement (i) may at any time be terminated without payment of any penalty either by vote of the Fund's Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund, on sixty days' written notice to Adviser; (ii) will automatically terminate in the event of its assignment; and (iii) may be terminated by the Adviser on ninety days' written notice to the Fund. Any notice under this Agreement will be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party.

     As used in this Section 9, the terms "assignment," "interested persons," and a "vote of a majority of the outstanding voting securities" will have the respective meanings set forth in Section 2(a)(4), Section 2(a)(19) and Section 2(a)(42) of the 1940 Act.

     10. SEVERABILITY. If any provision of this Agreement is held to be or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement will not be affected thereby.

     11. PROXY POLICY. With regard to the solicitation of shareholder votes, the Fund will vote the shares of all securities held by the Fund.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed this 28th day of September, 2000.

ATTEST:                             VANGUARD WINDSOR FUNDS


By /S/ Melissa Nassar               By /S/ John J. Brennan
                                           Chairman, CEO and President



ATTEST:                             SANFORD C. BERNSTEIN & CO., LLC


By /S/ Sharon M. Glym               By /S/ Jean Margo Reid
                                           Secretary

                          INVESTMENT ADVISORY AGREEMENT

     AGREEMENT, made as of this 1st day of November, 2000, between the VANGUARD WINDSOR FUNDS, a Delaware business trust (the "Trust"), and BARROW, HANLEY, MEWHINNEY & STRAUSS, INC., which is wholly owned by United Asset Management Corporation, a Delaware corporation, which is a wholly owned subsidiary of Old Mutual plc, an international financial services group based in London (the "Adviser").

     WHEREAS, the Trust is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Trust has retained the Adviser to render investment advisory services to its series of shares known as Vanguard Windsor II Fund (the "Fund") under prior investment advisory agreement dated May 1, 1993 (the "Prior Agreement");

     WHEREAS, the Adviser's Parent was acquired on October 5, 2000 by Old Mutual plc, an international financial services group based in London, England and such acquisition resulted in an "assignment" of the Prior Agreement within the meaning of Section 2(a)(4) of the 1940 Act; and

     WHEREAS, the Trust and Adviser wish to continue the advisory relationship without interruption by entering into a new investment advisory agreement that is substantially identical to the Prior Agreement;

     NOW, THEREFORE, this Agreement


                               W I T N E S S E T H

that in consideration of the premises and mutual promises hereinafter set forth, the parties hereto agree as follows:

     1. APPOINTMENT OF ADVISER. The Trust hereby employs Adviser as investment adviser, on the terms and conditions set forth herein, for the assets of the Fund that the Board of Trustees determines to assign to Adviser (referred to in this Agreement as the "BHMS Portfolio"). The Board of Trustees may, from time to time, make additions to, and withdrawals from, the assets of the Fund assigned to Adviser. Adviser accepts such employment and agrees to render the services herein set forth, for the compensation herein provided.

     2. DUTIES OF ADVISER. The Trust employs Adviser to manage the investment and reinvestment of the assets of the BHMS Portfolio; to continuously review, supervise, and administer an investment program for the Fund; to determine in its discretion the securities to be purchased or sold and the portion of such assets to be held uninvested; to provide the Fund with all records concerning the activities of Adviser that the Fund is required to maintain; and to render regular reports to the Fund's officers and Board of Trustees concerning the discharge of the foregoing responsibilities. Adviser will discharge the foregoing responsibilities subject to the control of the officers and the Board of Trustees of the Fund, and in compliance with the objectives, policies and limitations set forth in the Fund's prospectus, any additional operating policies or procedures that the Fund communicates to Adviser in writing, and applicable laws and regulations. Adviser agrees to provide, at its own expense, the office space, furnishings and equipment, and the personnel required by it to perform the services on the terms and for the compensation provided herein.

     3. SECURITIES TRANSACTIONS. Adviser is authorized to select the brokers or dealers that will execute purchases and sales of securities for the BHMS Portfolio, and is directed to use its best efforts to obtain the best available price and most favorable execution for such transactions, except as otherwise permitted by the Board of Trustees pursuant to written policies and procedures provided to Adviser. Subject to policies established by the Board of Trustees, Adviser may also be authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, if Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker or dealer, viewed in terms of either that particular transaction or
Adviser's overall responsibilities with respect to the accounts as to which Adviser exercises investment discretion. The execution of such transactions shall not be deemed to represent an unlawful act or breach of any duty created by this Agreement or otherwise. Adviser will promptly communicate to the Fund's officers and Board of Trustees such information relating to portfolio transactions as they may reasonably request.

     4. COMPENSATION OF ADVISER. For services to be rendered by Adviser as provided in this Agreement, the Fund will pay to Adviser, at the end of each of the Fund's fiscal quarters, a Basic Fee calculated by applying a quarterly rate, based on the following annual percentage rates, to the average month-end net assets of the BHMS Portfolio for the quarter.

NET ASSETS                              BASIC FEE
----------                              ---------
First $200 million . . . . . . . . . .   0.300%
Next $300 million. . . . . . . . . . .   0.200%
Next $500 million. . . . . . . . . . .   0.150%
Over $1 billion. . . . . . . . . . . .   0.125%

     The Basic Fee, as provided above, will be increased or decreased by applying a Performance Fee Adjustment (the "Adjustment") based on the investment performance of the BHMS Portfolio relative to the investment performance of Standard & Poor's/BARRA Value Index (the "Index"). The investment performance of the BHMS Portfolio will be based on its cumulative return over a trailing 36-month period ending with the applicable quarter, compared with the cumulative total return of the Index for the same period. The Adjustment applies as follows:

Cumulative 36-Month Performance of the      Performance Fee Adjustment as a
BHMS Portfolio vs. Index                    Percentage of Basic Fee*
------------------------                    ------------------------
Exceeds by +9% or more                               +25%
Exceeds by more than +6% but less than +9%           +15%
Trails/exceeds from -6% through +6%                    0%
Trails by more than -6% but less than -9%            -15%
Trails by -9% or more                                -25%
---------------------------
* For purposes of the Adjustment calculation, the Basic Fee is calculated by applying the above rate schedule against the average net assets of the BHMS Portfolio over the same period for which the performance is measured.

     4.1.  TRANSITION  RULES  FOR  CALCULATING   ADVISER'S   COMPENSATION.   The
Adjustment set forth in Section 4 of this Agreement became fully operable after the quarter ending April 30, 1996.

     4.2. OTHER SPECIAL RULES RELATING TO ADVISER'S COMPENSATION. The following special rules will also apply to Adviser's compensation:

     (a) BHMS PORTFOLIO UNIT VALUE. The "BHMS Portfolio unit value" shall be determined by dividing the total net assets of the BHMS Portfolio by a given number of units. At the inception of this Agreement, the number of units in the BHMS Portfolio shall be equal to the number of such units in existence as determined under the Prior Agreement; provided, however, that as assets are added to or withdrawn from the BHMS Portfolio thereafter, the number of units of the BHMS Portfolio shall be adjusted based on the unit value of the BHMS Portfolio on the day such changes are executed.

     (b) BHMS PORTFOLIO PERFORMANCE. The investment performance of the BHMS Portfolio for any period, expressed as a percentage of the "BHMS Portfolio unit value" at the beginning of the period, will be the sum of: (i) the change in the BHMS Portfolio unit value during such period; (ii) the unit value of the Fund's cash distributions from the BHMS Portfolio's net investment income and realized net capital gains (whether short or long term) having an ex-dividend date occurring within the period; and (iii) the unit value of capital gains taxes per share paid or payable on undistributed realized long-term capital gains accumulated to the end of such period; expressed as a percentage of its net asset value per share at the beginning of such period. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income, and of capital gains taxes per share paid or payable on undistributed realized long-term capital gains shall be treated as reinvested in shares of the investment company at the net asset value per share in effect at the close of business on the record date for the payment of such distributions and dividends and the date on which provision is made for such taxes, after giving effect to such distributions, dividends, and taxes.

     (c) INDEX PERFORMANCE. The investment record of the Index for any period, expressed as a percentage of the Index level at the beginning of such period, will be the sum of (i) the change in the level of the Index during such period, and (ii) the value, computed consistently with the Index, of cash distributions having an ex-dividend date occurring within such period made by companies whose securities make up the Index. For this purpose, cash distributions on the securities that make up the Index will be treated as reinvested in the Index, at least as frequently as the end of each calendar quarter following the payment of the dividend. The calculation will be gross of applicable costs and expenses, and consistent with the methodology used by Standard and Poor's.

     (d) PERFORMANCE COMPUTATIONS. The foregoing notwithstanding, any computation of the investment performance of the BHMS Portfolio and the investment record of the Index shall be in accordance with any then applicable rules of the U.S. Securities and Exchange Commission.

     (e) EFFECT OF TERMINATION. In the event of termination of this Agreement, the fees provided in this Agreement will be computed on the basis of the period ending on the last business day on which this Agreement is in effect, subject to a pro rata adjustment based on the number of days elapsed in the current fiscal quarter as a percentage of the total number of days in such quarter.

     5. REPORTS. The Fund and Adviser agree to furnish to each other with current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request, including information about changes in ownership of Adviser.

     6. COMPLIANCE. Adviser agrees to comply with all policies, procedures, or reporting requirements that the Board of Trustees reasonably adopts and communicates to Adviser in writing, including any such policies, procedures, or reporting requirements relating to soft dollar or directed brokerage arrangements.

     7. STATUS OF ADVISER. The services of Adviser to the Fund are not to be deemed exclusive, and Adviser will be free to render similar services to others so long as its services to the Fund are not impaired thereby. Adviser will be deemed to be an independent contractor and will, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust or the Fund in any way or otherwise be deemed an agent of the Trust or the Fund.

     8. LIABILITY OF ADVISER. In the absence of (i) willful misfeasance, bad faith, or gross negligence on the part of Adviser in performance of its obligations and duties hereunder; (ii) reckless disregard by Adviser of its obligations and duties hereunder; or (iii) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act), Adviser shall not be subject to any liability whatsoever to the Fund, or to any shareholder of the Fund, for any error or judgment, mistake of law, or any other act or omission in the course of, or connected with, rendering services hereunder, including, without limitation, for any losses that may be sustained in connection with the purchase, holding, redemption, or sales of any security on behalf of the Fund.

     9. DURATION AND TERMINATION. This Agreement will become effective on November 1, 2000, and will continue in effect thereafter, only so long as such continuance is approved at least annually by votes of the Fund's Board of Trustees who are not parties to such Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. In addition, the question of continuance of the Agreement may be presented to the shareholders of the Fund; in such event, a continuance will be effected only if approved by the affirmative vote of a majority of the outstanding voting securities of the Fund.

     However this Agreement (i) may at any time be terminated without payment of any penalty either by vote of the Fund's Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund, on sixty days' written notice to Adviser; (ii) will automatically terminate in the event of its assignment; and (iii) may be terminated by Adviser on ninety days' written notice to the Fund. Any notice under this Agreement will be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party.

     As used in this Section 9, the terms "assignment," "interested persons," and a "vote of a majority of the outstanding voting securities" will have the respective meanings set forth in Section 2(a)(4), Section 2(a)(19) and Section 2(a)(42) of the 1940 Act.

     10. SEVERABILITY. If any provision of this Agreement is held to be or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement will not be affected thereby.

     11. PROXY POLICY. With regard to the solicitation of shareholder votes, the Fund will vote the shares of all securities held by the Fund.

     12. GOVERNING LAW. All questions concerning the validity, meaning, and effect of this Agreement shall be determined in accordance with the laws (without giving effect to the conflict-of-law principles thereof) of the State of Delaware applicable to contracts made and to be performed in that state.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed this 1st day of November, 2000.

ATTEST:                             VANGUARD WINDSOR FUNDS


By /S/ Melissa Nassar               By /S/ John J. Brennan
                                           Chairman, CEO and President


ATTEST:                             BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.


By _________________________        By /S/ James P. Barrow
                                           Founding Partner